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                                                                  EXHIBIT 10.1
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                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               ANSOFT CORPORATION

                                      AND

                      THE MACNEAL - SCHWENDLER CORPORATION

                     FOR THE PURCHASE OF THE ASSETS OF ITS

                       ELECTRONIC BUSINESS UNIT DIVISION

                                 JULY 24, 1996

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                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement) is entered into and is effective this 24th day of July, 1996, by and between Ansoft Corporation, a Delaware corporation ("Purchaser"), and The MacNeal-Schwendler Corporation, a Delaware corporation ("Seller"). (The term "Party", as used herein, shall mean either Seller or Purchaser, individually, as the context so requires, and the term "Parties", as used herein, shall mean Seller and Purchaser, together).

                                   RECITALS:

     This Agreement sets forth the terms and conditions upon which Purchaser is purchasing certain assets used by Seller in the conduct of the business of its Electronic Business Unit (the "EBU") division (the "Business"), and Seller is selling to Purchaser such assets (the "EBU Assets").

     In consideration of the mutual agreements covenants, representations and warranties contained herein, and in reliance thereon, Purchaser and Seller hereby agree as follows:

1.   CERTAIN DEFINITIONS

     As used herein, the following terms shall have the following meanings:

     1.1. "AFFILIATE" shall mean any company or other entity which controls, is controlled by or is under common control with the designated Party. For the purposes of the foregoing, ownership, directly or indirectly, of twenty percent (20%) or more of the voting stock or other equity interest shall be deemed to constitute control.

     1.2. "ENCUMBRANCE" shall mean any right to, or interest in, property, which subsists in a third-party and which constitutes a claim, lien, charge or liability attached to and binding upon the property, including, but, not limited to, a judgment lien, mechanics lien, lease, and security interest.

     1.3. "KNOWLEDGE" and words of similar import shall mean, with respect to any Party, actual knowledge of a particular fact or other matter being possessed by any officer or other individual currently having principal responsibility for a business or administrative function of such Party, including individuals serving in such a capacity in or for the Business.

2.   TRANSFER OF ASSETS AND PROPERTIES

     2.1. EBU ASSETS. Subject to the terms and conditions of this Agreement, Seller shall sell and convey to Purchaser, free and clear of all Encumbrances whatsoever (other than those encumbrances specifically identified in SCHEDULE
2.1 (the "Permitted Encumbrances")) , and

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Purchaser shall purchase from Seller, all of Seller's right, title an interest in and to the EBU Assets listed or described on SCHEDULE 2.1. Notwithstanding anything to the contrary contained herein, any part of Seller's proprietary software programs known as "MSC/ARIES" and "MSC/NASTRAN" that are currently incorporated in the software programs known as "MSC/EMAS" and "Microwave Lab" are expressly excluded from the EBU Assets. However, Seller and Purchaser do hereby acknowledge that, as a condition to and in consideration for this Agreement, Purchaser shall grant Seller a non-exclusive, royalty-free license to certain portions of the software code contained in "MSC/ARIES" and "MSC/NASTRAN" in the form of Exhibit 5.2.4 hereto.

3.   CONSIDERATION AND TERMS

     3.1.   CONSIDERATION FOR EBU ASSETS.

            3.1.1. The aggregate monetary consideration to be paid by Purchaser to Seller for the EBU Assets (the "Purchase Price") shall consist of a cash payment in the amount of Five Million Six Hundred Thousand Dollars ($5,600,000).

            3.1.2. As additional consideration, Purchaser also shall assume and pay the Assumed Liabilities.

     3.2. PAYMENT OF CONSIDERATION. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Purchaser shall deliver to Seller the aggregate amount due under Section 3.1.1, by wire transfer of immediately available funds sent to Seller's bank account as follows, or to such other bank within the continental United States as Seller may have designated by notice to Purchaser:

          Bank Name:                Union Bank of California
          Bank Address:             400 California Street
                                    San Francisco, CA 94104
          ABA Number:               #1210-0001-5
          Account Name:             The MacNeal-Schwendler Corporation
          Account Number:           #032-019610

     3.3.   ALLOCATION OF PURCHASE PRICE. The Parties agree that the
Purchase Price shall be allocated based upon the fair market values of the EBU Assets conforming with the requirements of Section 1060 of the Code. For a period up to 90 days after the Closing Date (as defined below), the Parties agree to negotiate with each other in good faith in an effort to agree on a mutually acceptable allocation of the Purchase Price among the EBU Assets; provided, however, that, should the Parties fail to agree, each shall be free to establish its own allocation for all purposes, including its own tax filings. Each Party agrees not to assert, in connection with any tax return, tax audit or similar proceeding, any allocation of the Purchase Price that differs from that agreed upon pursuant to this Section.

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     3.4.   CERTAIN TAXES. Seller shall bear and be responsible for payment of, or reimbursement to Purchaser for, all taxes, duties, charges, fees, levies or other assessment imposed by any taxing authority (the "Taxes") that are or may be imposed by any government or political subdivision thereof and that are payable or arise as a result of this Agreement, or any transfer pursuant to this Agreement or any Ancillary Agreement (as defined below), notwithstanding the Party upon which such Taxes are actually imposed. Upon the request of Seller, Purchaser shall furnish to Seller properly completed exemption certificates for any Taxes from which Seller claims to be exempt.

4.   ASSUMPTION OF LIABILITIES; EMPLOYEE MATTERS

     4.1. GENERAL LIMITATION ON ASSUMPTION OF LIABILITIES. Except for Permitted Encumbrances and as otherwise provided in Sections 4.2, 4.3, and 4.5 below, Seller shall transfer the EBU Assets to Purchaser free and clear of all Encumbrances, and without any assumption of liabilities and obligations, and Purchaser shall not, by virtue of its purchase of the EBU Assets, assume or become responsible for any liabilities or obligations of Seller or any other Person (defined to include any individual, corporation, company, limited or general partnership, trust or estate, joint venture, association or other entity). For purposes of this Section 4 the phrase "liabilities and obligations" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

     4.2. ASSUMED LIABILITIES AND OBLIGATIONS. On the Closing Date, Purchaser shall acquire the EBU Assets subject only to, and shall undertake, assume, perform and otherwise pay, satisfy and discharge, and hold Seller harmless from the following liabilities and obligations, excluding any liabilities and obligations to Affiliates of Seller (collectively, the "Assumed Liabilities"):

            (i) all obligations of Seller accruing subsequent to the Closing Date under the contracts, leases, agreements, orders, guarantees and commitments listed or described in SCHEDULE 2.1, provided that the rights thereunder have been duly and effectively assigned to Purchaser;

            (ii) all obligations of Seller accruing after the Closing Date under the Permits and Licenses described in SCHEDULE 2.1, provided that the rights thereunder have been duly and effectively assigned to Purchaser;

            (iii) the payables and accrued expenses of Seller at the Closing Date as listed on Schedule 4.2;

            (iv) the accrued vacation liability of the Transferred Employees, to the extent they accept employment with Purchaser, for up to 15 days of accrued vacation per Transferred Employee; and


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            (v)  service obligations and express warranty obligations of Seller with respect to the software programs known as "MSC/EMAS" and "Microwave Lab" (the "Products") to repair or replace defective units of the Products sold by the Seller under the terms of any contract, commitment or sale transaction entered into in the ordinary course of business and shipped not more than one year prior to the Closing Date; provided, however, that Purchaser in no event assumes any obligation of Seller for incidental or consequential damages or for any personal injury claim arising out of the sale of a defective Product prior to the Closing Date, the sole warranty obligation of Purchaser assumed hereunder being the obligation to repair or replace defective Products as herein provided.

     4.3. ASSIGNMENT OF EMPLOYMENT AGREEMENTS. Seller shall assign and Purchaser shall assume Seller's obligations under the written employment contracts or agreements with the employees identified in SCHEDULE 4.3 (the "Contract Employees").

     4.4. OFFER OF EMPLOYMENT TO OTHER EMPLOYEES. Purchase shall offer employment to each of the employees listed on SCHEDULE 4.4 (the "Other Employees") on terms comparable to their current employment with Seller and for work at a place of employment not more than 30 miles from the current place of employment of such Other Employees. Seller shall terminate such Other
Employees as of the Closing Date.

     4.5. OTHER EMPLOYEE BENEFITS. Except as otherwise provided in Section 4.3, Seller agrees that, with respect to claims for workers compensation and all claims under Seller's employee benefit programs, agreements, contracts or any other arrangement by persons, including the Contract Employees and the Other Employees (together, the "Transferred Employees"), or any other employees of Seller arising out of events occurring prior to the Closing, whether reported or unreported as of the Closing and whether insured or uninsured (including, but not limited to, workers, compensation, life insurance, medical and disability programs), Seller shall, at its own expense, honor or cause its insurance carrier to honor such claims which have merit; provided nothing herein shall prevent Seller from contesting any such claim in good faith. Without limiting the scope of the preceding sentence, Seller shall be responsible for any and all claims and liabilities arising out of or relating to (i) its employment of the Transferred Employees prior to the Closing, (ii) the termination by Seller of the employment of any such Transferred Employee, including severance benefits, and (iii) the provision of any employee benefits to such Transferred Employees (and their beneficiaries and eligible dependents) attributable to their employment with, or their participation in any plans or programs maintained or contributed to by, Seller or any of its Affiliates; provided, however, that in the event Purchaser does not hire a Transferred Employee, Seller subsequently terminates said Transferred Employee and Purchaser thereupon, within one (1) year of the Closing Date, hires Transferred Employee, Purchaser shall reimburse Seller for any severance benefit actually paid to said Transferred Employee by Seller upon Seller's termination of said Transferred Employee.

5.   CLOSING

     The occurrence of the following events shall constitute the Closing.


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     5.1.   TIME; LOCATION. Subject to the conditions contained herein, the
Closing shall be held on July 19, 1996 (the "Closing Date") at 10:00 a.m., local time, at the offices of O'Melveny & Myers LLP, Los Angeles, California or such other time or place as the Parties shall mutually agree in writing.

     5.2. DOCUMENTS. At the Closing, Seller shall execute and deliver the following instruments of transfer and assignment (collectively, the "Ancillary Agreements"):

            5.2.1. A general bill of sale and an assignment and assumption agreement substantially in the forms attached at Exhibit 5.2.1, transferring to Purchaser good and indefeasible title to all of the tangible personal property included in the EBU Assets, subject only to Permitted Encumbrances and the Assumed Liabilities and assigning to Purchaser, Seller's right, title and interest in each of the contracts, licenses and other agreements included in the EBU Assets, together with all consents of third parties that Seller has been able to obtain that are required to make each such assignment effective as to such third parties;

            5.2.2. Assignments of Trademarks (U.S. and foreign) substantially in the form of Exhibit 5.2.2 hereto;

            5.2.3. Assignments of Copyrights (U.S. and foreign), substantially in the form of Exhibit 5.2.3 hereto;

            5.2.4.  The License Agreement, substantially in the form of Exhibit
5.2.4 hereto;

            5.2.5.  The Facilities Agreement, substantially in the form of
Exhibit 5.2.5 hereto;

            5.2.6. The Software Maintenance and Services Agreement, substantially in the form of Exhibit 5.2.6 hereto;

            5.2.7. All documents referred to in Articles 8 and 9 of this Agreement; and

            5.2.8. Such additional instruments of conveyance and transfer as Purchaser may reasonably require in order to more effectively vest in it, and put it in possession of, the EBU Assets.

     5.3. REASONABLE STEPS. Prior to the Closing Date, Seller shall take such reasonable steps as may be necessary or appropriate so that on the Closing Date, Purchaser shall be placed in actual possession and control of all of the EBU Assets.

6.   REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller represents and warrants to Purchaser as follows:

     6.1. ORGANIZATION, GOOD STANDING AND POWER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary


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Agreements, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it.

     6.2. AUTHORIZATION OF AGREEMENT AND ENFORCEABILITY. Seller has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Ancillary Agreements, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and the Ancillary Agreements to which Seller is a party, upon Seller's execution and delivery thereof, will constitute, the legal, valid and binding obligations of Seller, enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     6.3. NO VIOLATION; CONSENTS. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the charter or bylaws of Seller, (ii) violate, or, except as required by the Permits referred to in Section 6.9 hereof, require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which Seller or the EBU Assets are subject, (iii) violate any judgment, order, writ or decree of any court applicable to Seller or the EBU Assets, (iv) except for such consents or approvals as are required by the contracts referred to in Section 6.8 hereof, conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any agreement, contract, commitment, lease or other instrument, document or undertaking to which Seller is a party or any of the EBU Assets is bound or (v) result in the creation or imposition of any Encumbrance upon the EBU Assets.

     6.4. FINANCIAL STATEMENTS. Seller has delivered to Purchaser true and complete copies of (i) a pro-forma balance sheet of the Business at May 31, 1996, and (ii) pro forma statements of income for the fiscal years ended 1996, 1995 and the four months ended May 31, 1996. True and correct copies of such financial statements are attached hereto as SCHEDULE 6.4. Such financial statements, including the related schedules and notes, were prepared in good faith and present the financial position of the Business at the dates indicated and the results of operations of the Business for the periods then ended, based on the assumptions set forth therein.

     6.5.   ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
SCHEDULE 6.5, since May 31, 1996, in connection with the Business, Seller has not:

            6.5.1. Amended in any material respect or terminated any contract listed on Schedule 2.1, other than in the ordinary course of business consistent with past practice, or as intended to effectuate the transactions contemplated by this Agreement;


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            6.5.2.  Suffered the occurrence of any events that, individually or in the aggregate, have had, or could reasonably be expected to have, a material adverse effect on the EBU Assets;

            6.5.3. Sold, transferred, replaced or leased any of the EBU Assets or sold units of the Products at a discount, except for transactions in the ordinary course of business consistent with past practice;

            6.5.4. Waived or released any material rights with respect to the EBU Assets or the Business;

            6.5.5. Transferred or granted any rights to any Proprietary Rights (as defined below), other than in the ordinary course of business consistent with past practice;

            6.5.6. Entered into any transaction or made any commitments (for capital expenditures or otherwise) other than in the ordinary course of business consistent with past practice;

            6.5.7. Increased the compensation of Transferred Employees, except following normal review procedures or as reasonably deemed necessary in the ordinary course of business consistent with past practice; or

            6.5.8. Materially altered its commercial customs with customers of the Products, except as intended to effectuate the transactions contemplated by this Agreement.

     6.6. TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES. Seller owns and will transfer to Purchaser at the Closing good, marketable and indefeasible title to all of the EBU Assets, free and clear of all Encumbrances, other than Permitted Encumbrances. The lease covering the real property leased by Seller and identified in SCHEDULE 2.1 is in full force and effect and constitutes the legal, valid and binding obligation of the lessor thereunder, enforceable in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     6.7.   PROPRIETARY RIGHTS.

            6.7.1. All common law, pending and registered trademarks and service marks; common law and registered copyrights; and trade names; and all trade secrets, designs, plans, specifications, technical information and other proprietary rights of Seller, whether or not registered, which are being assigned to Purchaser pursuant to this Agreement are (collectively, the "Proprietary Rights") are listed in Schedule 2.1. Except as indicated on
Schedule 6.7, encompassed within such Proprietary Rights, in combination with the rights granted pursuant to the License Agreement attached hereto as Exhibit 5.2.4, are substantially all the common law and registered copyrights, trade secrets, designs, plans, specifications, technical information and


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

other proprietary rights of Seller used in and necessary to sell, service and maintain the Products in accordance with current and past practices of Seller.

            6.7.2. Except as disclosed in SCHEDULE 6.7: (i) Seller owns and has the sole rights to use each of the Proprietary Rights or possesses adequate licenses or other valid right to use and assign (without the making of any payment to others or the obligation or grant rights to others in exchange) all the Proprietary Rights; (ii) the validity of the Proprietary Rights and the rights therein of Seller have not been questioned in any litigation to which Seller is a party, nor, to Seller's Knowledge, is any such litigation or other claim threatened; and (iii) the conduct of the Business does not conflict with patent rights, licenses, trademark rights, trade name rights, copyrights or other intellectual property rights of others.

            6.7.3. None of the Proprietary Rights is involved in any pending or threatened litigation or claim. Seller does not have any Knowledge that any use of any Proprietary Right has heretofore been, or is now being, made by any Person other than Seller, and Seller has no Knowledge of any infringement of any Proprietary Rights owned or licensed by Seller. No present or former director, officer, employee or consultant of Seller or any Affiliate of Seller has any interest in any of the Proprietary Rights.

            6.7.4. To Seller's Knowledge, no employee of Seller or any of its Affiliates is in default of any employment contract, agreement, arrangement or noncompetition agreement relating to the Proprietary Rights.

     6.8.   Contracts and Commitments.

            Except as may be disclosed on SCHEDULE 2.1 hereto, (i) each of the agreements, contracts, commitments, leases and other instruments, documents and undertakings listed on SCHEDULE 2.1 is valid and enforceable in accordance with its terms, Seller and, to Seller's Knowledge, the other parties thereto, are in compliance with the provisions thereof, Seller and, to the Seller's knowledge, the other party thereto is not in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred that with or without the giving of notice or lapse of time, or both, would constitute a default by Seller or, to Seller's Knowledge, such other parties thereunder; (ii) no such agreement, contract, commitment, lease or other instrument, document or undertaking in the reasonable opinion of Seller, contains an contractual requirement with which there is a reasonable likelihood Seller or any other party thereto will be unable to comply; (iii) other than for maintenance and use of the Products as indicated on SCHEDULE 2.1, no advance payments have been received by Seller by or on behalf of any party to any of the agreements, contracts, commitments, leases and other instruments listed on SCHEDULE 2.1 for services to be rendered or products to be delivered to such party after the Closing Date; and (iv) no consent or approval of any party to any agreement, contract, commitment, lease or other instrument, document or undertaking listed on SCHEDULE 2.1 is required for the execution of this Agreement or the consummation of the transactions contemplated hereby. The customer agreements listed on Schedule 2.1 represent all of the currently operative customer agreements to which Seller is a party which relate to the sale of Products by Seller.


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     6.9.   PERMITS, LICENSES. Seller has all material permits, licenses, registrations, orders and approvals of federal, state or local government or regulatory bodies that are required solely to operate the Business (including without limitation those required under any Environmental Law (defined below)) (collectively, the "Permits") and, except as described in SCHEDULE 6.9, Seller is in compliance with the terms and conditions of the Permits. SCHEDULE 2.1 hereto sets forth a correct and complete list of all Permits, each one of which is in full force and effect. To Seller's Knowledge, no suspension or cancellation of any of the Permits is threatened and no cause exists for such suspension or cancellation. Any Permits that cannot be transferred or require consent or approval for the transfer thereof are specifically identified on
SCHEDULE 2.1 hereto as nontransferable or requiring such consent or approval.

     6.10. COMPLIANCE WITH LAWS. Seller has at all times conducted, and is presently conducting, the Business so as to comply with all laws, statutes, ordinances, rules and regulations applicable to the conduct or operation of the Business or the ownership or use of the EBU Assets, except where such noncompliance has not or will not result in material adverse effect upon, or a forfeiture of, the EBU Assets.

     6.11. LEGAL PROCEEDINGS. Except as described in SCHEDULE 6.11 hereto, there is no claim, action, suit, proceeding, investigation or inquiry pending before any federal, state or other court or governmental or administrative agency or, to Seller's Knowledge, upon reasonable investigation, threatened against Seller with respect to the Business or any of the EBU Assets, or relating to the transactions contemplated by this Agreement. Except as set forth on SCHEDULE 6.11 hereto, none of the matters set forth thereon will have a material adverse effect on the Business. Except as set forth on SCHEDULE 6.11 hereto, Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental, regulatory or administrative official, body or authority that relates to the EBU Assets or the Business or that might affect the transactions contemplated by this Agreement.

     6.12. ABSENCE OF UNDISCLOSED LIABILITIES. Other than the Assumed Liabilities, Seller has no liabilities or obligations (as defined in Section 4.1) which may be charged against the EBU Assets or the holder thereof following the Closing.

     6.13. EMPLOYEES. SCHEDULE 6.13 sets forth a true and correct list of all Transferred Employees. Among other items, SCHEDULE 6.13 shall include the following information for each Transferred Employee: (i) rate of compensation for the past three years or for such shorter period of time as applicable; (ii) age, in years; (iii) present position (title and short description of duties); and (iv) the number of years of service credited for purposes of vesting and eligibility under any employee benefit plan.

     6.14.  LABOR AND EMPLOYMENT MATTERS.

            6.14.1. With respect to any non-multiemployer employmee benefit plan as defined in Section 3.3 of the Employee Retirement Income Security Act of 1974 ("ERISA") (an "Employee Benefit Plan") which covers the Transferred
Employees: (1) except as set forth on SCHEDULE 6.14.1, neither such Employee Benefit Plan nor any fiduciary has engaged in a prohibited transaction as defined in Section 406 of ERISA (for which no individual or class


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

exemption exists under Section 408 of ERISA) or any prohibited transaction as defined in Section 4975 of the IRC (for which no individual or class exemption exists under Section 4975 of the IRC); (2) all filings and reports as to such Employee Benefit Plan required to have been made on or before the Closing Date to the Internal Revenue Service (the "IRS"), to the United States Department of Labor or, if applicable, to the Pension Benefit Guaranty Corporation, have been or will be duly made on or before that date; (3) all disclosures to Transferred Employees relating to such Employee Benefit Plan required by ERISA to have been made on or before the Closing Date have been or will be duly made on or before that date; (4) there is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding or investigation pending or threatened with respect to any such Employee Benefit Plan, its related trust, or any fiduciary, administrator or sponsor of such Employee Benefit Plan; and
(5) such Employee Benefit Plan has been established, maintained, funded and administered in all material respects in accordance with its governing documents, and any applicable provisions of ERISA, the IRC and all regulations and rulings promulgated thereunder.

            6.14.2. With respect to any non-multiemployer employee pension benefit plan within the meaning of Section 3(2) of ERISA (an "Employee Pension Benefit Plan") which covers the employees of Seller: (1) such Employee Pension Benefit Plan is qualified under Section 401(a) of the IRC; favorable determination letters as to qualification of such Employee Pension Benefit Plan under IRC Section 401(a) have been issued by the IRS; and such Employee Pension Benefit Plan has been administered in all material respects in accordance with its governing documents, ERISA, the IRC and all regulations and rulings promulgated thereunder; (2) such Employee Pension Benefit Plan has been funded in accordance with its governing documents, ERISA and the IRC, and there has been no accumulated funding deficiency, whether or not waived, at any time; (3) there has been no Reportable Event within the meaning of Section 4043(b) of ERISA; and (4) all filings, premium payments, reports and notices as to each Employee Pension Benefit Plan required to have been made on or before the Closing Date to the Pension Benefit Guaranty Corporation ("PBGC") have been or will be duly made on or before that date.

            6.14.3. With respect to any group health plan subject to the requirements of IRC Section 4980B and ERISA Title I, Part 6 ("COBRA"), which covers the employees of the Seller: (1) such group health plan has been administered in all material respects in accordance with its governing documents, and COBRA; and (2) all filings, reports, premium payments (if any) and notices as to each such group health plan required to have been made on or before the Closing Date to government agencies, participants and/or beneficiaries have been or will be duly made on or before that date.

            6.14.4. Seller is not a party to or obligated to contribute to any multiemployer Employee Benefit Plan.

            6.14.5. There has not been any (i) termination or partial termination of any Employee Pension Benefit Plan maintained by Seller (or any person, firm or corporation which is or was under common control within the meaning of Section 4001(b) of ERISA, with Seller (hereinafter called "affiliate") during the period of such common control, at a time when Title IV


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

of ERISA applied to such Plan, (ii) commencement of any proceeding to terminate any such Plan pursuant to ERISA, or otherwise, or (iii) written notice given to Seller or any affiliate of the intention to commence or seek the commencement of any such proceeding, which (under (i)) resulted or (under
(ii) or (iii)) would result in an insufficiency of plan assets necessary to satisfy benefit commitments under Title IV of ERISA or benefits vested under the Plan. Neither Seller nor any affiliate has incurred or will incur withdrawal liability, complete or partial, under the Multiemployer Pension Plan Amendments Act of 1980 on or prior to the Closing Date.

            6.14.6. Except as disclosed in SCHEDULE 6.14.6, Seller (i) is not a party to any collective bargaining agreement or discussions or negotiations with any person or group looking toward any such agreement, (ii) has not within the last five (5) years experienced any strike, grievance, unfair labor practice claim or other labor difficulty (other than grievances and unfair labor practice claims in which Seller's only exposure was to monetary damages of $5,000 or less) with respect to the Transferred Employees, (iii) is aware of no threatened strike, grievance, unfair practice claim or other labor difficulty, and there exists no reasonable basis for the assertion of any grievance or unfair labor practice claim or other charge or complaint against Seller by or before the National Labor Relations Board or any state labor relations board or commission or representative thereof, (iv) is aware of no filing by any employee or employee group seeking recognition as a collective bargaining representative or unit, (v) has no reason to believe that any former employer of any of its employees is contemplating remedial action of any nature against that employee or Seller based on the employee having terminated the former employment and having become an employee of Seller. With respect to the Transferred Employees, Seller has complied, to the extent applicable, with all material requirements of the Worker Adjustment and Retraining Act.

     6.15. NO FINDER. Seller has not taken any action that would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement.

     6.16. INTEREST IN BUSINESS. Seller has not granted, and there is not outstanding, any option, right, agreement or other obligation pursuant to which any Person could claim a right to acquire in any way all or any part of, or interest in, the Business.

     6.17. CONDITION OF ASSETS. To Seller's Knowledge, all material buildings, structures and equipment that are part of the EBU Assets are structurally sound, are in good operating condition and repair (subject only to routine maintenance and repair) and are usable in the conduct of the Business consistent with past practice and conform to all applicable laws and regulations relating to their construction, use and operation.

     6.18.  ENVIRONMENTAL MATTERS.

     As used herein, the following terms shall have the meaning ascribed to them hereby:

     "ENVIRONMENTAL LAW" shall mean any federal (including but not limited to the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ., the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ., the

Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 ET SEQ., and the Federal Insecticide Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 ET SEQ.), state or local statute, ordinance, rule or regulation any judicial or administrative order or judgment (whether or not by consent), any common law doctrine and any provision or condition of any permit, license or other operating authorization relating to (i) the protection of the environment or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Regulated Substance or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Regulated Substance.

     "REGULATED SUBSTANCE" shall mean petroleum, petroleum hydrocarbons or petroleum products and any other chemical, material, substance or waste that is identified (by listing or characteristic) and regulated (or the clean-up of which can be required) by any federal, state or local statute, ordinance, rule or regulation intended to protect the environment or the public health or welfare, including but not limited to the statutes, ordinances, rules or regulations relating to clean air, clean water, hazardous and solid waste disposal, safe drinking water, endangered species, occupational safety and health, oil spill prevention, groundwater protection, and toxic substances control.

            6.18.1. Seller has not received any notice relating to the Business or the EBU Assets alleging any violation of any Environmental Law or any written request for information from any governmental agency or other Person pursuant to any Environmental Law, and Seller is, with respect to the Business and the EBU Assets, in compliance with all applicable Environmental Laws;

            6.18.2. There are no Regulated Substances released by Seller or, to Seller's Knowledge, any other Person on or beneath the leased real property described on Schedule 2.1 in quantities or concentrations that could give rise to obligations, responsibilities or liabilities of Seller or Purchaser under any Environmental Law;

            6.18.3. Seller has not received any notice or order from any governmental agency or private or public entity in connection with the Business advising it that Seller is responsible for or potentially responsible for remediation or paying for the cost of investigation or remediation of any Regulated Substance, and Seller has not entered into any agreements pertaining thereto;

            6.18.4. To Seller's Knowledge, the leased real property included among the EBU Assets does not contain any: (i) underground storage tanks; (ii) underground injection wells; (iii) septic tanks in which process wastewater or any Regulated Substances have been disposed; (iv) asbestos; (v) equipment using PCBS; or (vi) drums buried in the ground; and

            6.18.5. There are no environmental studies, analyses or reports in the possession of Seller or its Affiliates relating to the EBU Assets.

     6.19. INSURANCE LOSSES AND PRODUCT WARRANTY CLAIMS. SCHEDULE 6.19 sets forth (a) a true and correct summary of the loss experience for the past year under each insurance policy maintained by Seller or its Affiliates with respect to the Business and each insurance policy Known by Seller to have been maintained by Seller and any other Person which may provide any coverage for Environmental Losses, and (b) all product warranty claims made against Seller with respect to the Products for the past three years. Seller is not aware of any additional pending or threatened product warranty claims with respect to the Products. There are no product warranty claims with respect to the Products pending, or to Seller's knowledge, threatened, that are (i) outside the scope of the customer support currently provided to customers in the ordinary course of business, or (ii) unusual in amount relative to past warranty claims made against Seller.

     6.20. COMPLETENESS AND ACCURACY. All information set forth on any Schedule hereto is true, correct and complete. All contracts, permits and other documents and instruments furnished or made available to Purchaser by Seller are true, complete and accurate originals or copies of originals and include all amendments, supplements, waivers and modifications thereto except where non-compliance would not materially adversely affect Seller's evaluation of the Business or the EBU Assets. There is no fact, development or threatened development (excluding general economic factors affecting business in general) that Seller has not disclosed to Purchaser in this Agreement or the Schedules hereto that materially adversely affects or, so far as Seller can now foresee, may materially adversely affect the EBU Assets.

7.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser hereby represents and warrants to Seller as follows:

     7.1. ORGANIZATION, GOOD STANDING, POWER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own and lease the EBU Assets and to carry on the Business and to execute and deliver this Agreement and the Ancillary Agreements to which Purchaser is a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it.

     7.2. AUTHORIZATION OF AGREEMENT AND ENFORCEABILITY. Purchaser has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which Purchaser is a party, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and the Ancillary Agreements, upon Purchaser's execution and delivery thereof, will constitute, the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     7.3. NO VIOLATIONS; CONSENTS. The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby will not (i) violate any provision of the charter or bylaws of Purchaser, (ii) violate, or, require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which Purchaser is subject, (iii) violate any judgment, order, writ or decree of any court applicable to Purchaser, (iv) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any agreement, contract, commitment, lease or other instrument, document or undertaking to which Purchaser is a party or any of the EBU Assets is bound or
(v) result in the creation or imposition of any Encumbrance upon the EBU Assets.

     7.4. LEGAL PROCEEDINGS. There is no claim, action, suit, proceeding, investigation or inquiry pending before any federal, state or other court or governmental or administrative agency or, to Purchaser's Knowledge, threatened against Purchaser or any of Purchaser's properties, assets, operations or businesses that might prevent or delay the consummation of the transactions contemplated hereby.

     7.5. NO FINDER. Purchaser has not taken any action which would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

            The obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

     8.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall have been true in all material respects as of the Closing Date.

     8.2. PERFORMANCE OF AGREEMENT. Seller shall have performed all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.

     8.3. SELLER'S CERTIFICATE. Purchaser shall have received a certificate from Seller, dated as of the Closing Date, reasonably satisfactory in form and substance to Purchaser and its counsel, certifying as to the matters specified in Section 8.1 and Section 8.2 hereof. The matters set forth in such certificate shall constitute representations and warranties of Seller hereunder.

     8.4. SECRETARY'S CERTIFICATE. Purchaser shall have received a certificate, dated the Closing Date, of the Secretary of Seller with respect to the Incumbency and specimen signature of each officer or representative of Seller executing this Agreement, the certificate referred to in Section 8.3 and the Ancillary Agreements to which Seller is a party.

     8.5. LICENSE AGREEMENT. Seller shall have executed and delivered a License Agreement to Purchaser in substantially the same form as attached hereto as Exhibit 5.2.4.

     8.6. FACILITIES AGREEMENT. Seller shall have executed and delivered a Facilities Agreement in substantially the same form as attached hereto as
Exhibit 5.2.5.

     8.7. SOFTWARE MAINTENANCE AND SERVICES AGREEMENT. Seller shall have executed and delivered a Software Maintenance and ServicesAgreement in substantially the same form as attached hereto as Exhibit 5.2.6.

     8.8. LANDLORD'S CONSENT. SELLER SHALL HAVE DELIVERED THE LANDLORD'S CONSENT, ATTACHED HERETO AS EXHIBIT 8.8, EXECUTED BY THE LANDLORD NAMED THEREIN.

     8.9. INJUNCTION. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any governmental body or other Person shall have been instituted or threatened which the questions of validity or legality of the transactions contemplated hereby or which if successfully asserted might otherwise have a material adverse effect on the conduct of the Business or impose any additional material financial obligation on, or require the surrender of any material right by, Purchaser.

     8.10. ACTIONS AND PROCEEDINGS. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Purchaser, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

     8.11. CONSENTS. Other than such consents as are identified on Schedule 8.11, any third-party and governmental consents, approvals or authorizations necessary for the conveyance of the EBU Assets or valid consummation of the transactions contemplated hereby shall have been obtained.

9.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

            The obligations of Seller are subject to the fulfillment at or prior to the Closing of each of the following conditions:

     9.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in this Agreement shall have been true in all material respects as of the Closing Date.

     9.2. PERFORMANCE OF AGREEMENT. Purchaser shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.

     9.3. PURCHASER'S CERTIFICATE. Seller shall have received a certificate from Purchaser, dated as of the Closing Date, reasonably satisfactory in form and substance to Seller and its counsel, certifying as to the fulfillment of all matters specified in Section 9.1 and Section 9.2 hereof. The matters set forth in such certificate shall constitute representations and warranties of Purchaser hereunder.

     9.4. SECRETARY'S CERTIFICATE. Seller shall have received a certificate, dated the Closing Date, of the Secretary or any Assistant Secretary of Purchaser with respect to the incumbency and specimen signature of each officer or representative of Purchaser executing this Agreement, the certificate referred to in Section 9.3 and the Ancillary Agreements to which Purchaser is a party.

     9.5. INJUNCTION. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any governmental body or other Person shall have been instituted or threatened which the questions of validity or legality of the transactions contemplated hereby.

     9.6. ACTIONS OR PROCEEDINGS. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Seller, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

     9.7. CONSENTS. Other than such consents as are identified on Schedule 8.11, any third-party and governmental consents, approvals or authorizations necessary for the conveyance of the EBU Assets or the valid consummation of the transactions contemplated hereby shall have been obtained.

10.  OBLIGATIONS AFTER THE CLOSING DATE

     10.1. CONFIDENTIALITY. Seller hereby covenants and agrees that, except as may be required by law, rule or regulation or court order, unless this Agreement is terminated, it will not at any time reveal, divulge or make known to any Person (other than Purchaser or its agents or Affiliates) any information that relates solely to the Business or the EBU Assets (whether now possessed by Seller or furnished by Purchaser after the Closing Date), including, but not limited to, customer lists or other customer information, trade secrets or formulae, marketing plans or proposals, financial information or any data, written material, records or documents used by or relating to the Business that are of a non-public, confidential nature. Purchaser hereby covenants and agrees that, except as may be required by law, rule or regulation or court order, unless this

Agreement is terminated, it will not at any time reveal, divulge or make known to any Person (other than Seller or its agents or Affiliates) any information that relates to Seller's non-EBU businesses (whether now possessed by Purchaser or furnished by Seller after the Closing Date), including, but not limited to, customer lists or other customer information, trade secrets, formulae, marketing plans or proposals, financial information or any data, written material, records or documents that are of a non-public, confidential nature.

     10.2. COVENANT NOT TO INTERFERE. Seller covenants and agrees that for a period of two years after the Closing Date, neither Seller nor any Affiliate will employ any Transferred Employee. Seller and Purchaser hereby covenant and agree that, for a period of two years after the Closing Date, (a) Seller shall not solicit the employment of any employee of Purchaser or induce any employee of Purchaser to leave Purchaser's employ, and (b) Purchaser shall not solicit the employment of any employee of Seller or induce any employee of Seller to leave Seller's employ.

     10.3. FURTHER ASSURANCES OF SELLER. From and after the Closing Date, Seller shall, at the request of Purchaser, execute, acknowledge and deliver to Purchaser, without further consideration, all such further assignments, conveyances, endorsements, deeds, special powers of attorney, consents and other documents, and take such other action, as Purchaser may reasonably request (i) to transfer to and vest in Purchaser, and protect is rights, title and interest in, all the EBU Assets and (ii) otherwise to consummate the transactions contemplated by this Agreement. In addition, from and after the Closing Date, Seller shall afford Purchaser and its attorneys, accountants and other representatives access, during normal business hours, to any books and records relating to the Business that Seller may retain as may reasonably be required in connection with the preparation of financial information or tax returns of Purchaser. From and after the Closing Date, Seller shall cooperate with Purchaser's auditors in connection with the preparation of any report or filing required in connection with the transactions contemplated hereby, such cooperation to be provided by Seller at no cost to Purchaser.

     10.4. FURTHER ASSURANCES OF PURCHASER. From and after the Closing Date, Purchaser shall afford to Seller and its attorneys, accountants and other representatives access, during normal business hours, to such books and records relating to the Business as may reasonably be required in connection with the preparation of financial information for periods concluding on or prior to the Closing Date. Purchaser shall cooperate in all reasonable respects with Seller with respect to its former interest in the Business and in connection with financial account closing and reporting and claims and litigation asserted by or against third parties, including, but not limited to, making employees available at reasonable times to assist with, or provide information in connection with financial account closing and reporting and claims and litigation, provided, that Seller reimburses Purchaser for its reasonable out-of-pocket expenses (including out-of-pocket costs of employees so assisting) in connection therewith.

     10.5. RETENTION OF AND ACCESS TO RECORDS; COOPERATION. For a period of not less than ten years after the Closing Date, Purchaser shall preserve and retain the corporate, accounting, legal, auditing and other books and records of the Business (including but not limited to, any governmental or non-governmental actions, suits, proceedings or investigations arising out of the conduct of the business and operations of the Business prior to the Closing
Date); provided, however, that such ten-year period shall be extended in the event that any action, suit, proceedings or investigation has been commenced or is pending or threatened at the termination of such ten-year period and such extension shall continue until any such action, suit, proceeding or investigation has been settled through judgment or otherwise or is no longer pending or threatened. Notwithstanding the foregoing, Purchaser may discard or destroy any of such books and records prior to the end of such ten-year period or period of extension, if applicable, if it has given Seller 60 days' prior written notice of its intent to do so and Seller has not taken possession of such books and records, at its expense, within such 60-day period. Notwithstanding anything to the contrary in this Section 10.5, Seller shall retain all tax records of the Business prepared prior to the Closing Date. Purchaser shall provide reasonable access to Seller to review any records that Purchaser retains and to make copies thereof and shall cooperate fully with Seller (including, without limitation), making available employees to assist Seller at reasonable rates to be agreed by the Parties) in preparation and documentation of all necessary financial statements, tax returns and reports or the resolution of any tax audits, claims, litigation or disputes concerning Seller's tax liabilities or the Assumed Liabilities. In the event Purchaser sells or otherwise transfers the Business before the tenth anniversary of the Closing Date, to the extent reasonably obtainable Purchaser agrees to include in the documents transferring such Business a provision obligating the new purchaser or transferee to abide by these provisions, in which event Purchaser shall be relieved of any obligation hereunder.

     10.6. ACCOUNTS RECEIVABLE PAYMENT In the event that either Party hereto at any time receives any funds from any third party that are properly payable to the other Party hereto, the Party receiving such funds shall promptly remit such funds to the Party entitled to such funds.

     10.7. OBTAINING CONSENTS. Seller and Purchaser shall cooperate and use their best efforts to obtain promptly after the Closing the consents listed on
Schedule 8.11; provided, however, that to the extent the contract or other relationship which is the subject of such consent has expired in accordance with its terms, the parties shall have no further obligation to obtain such consent. Any such contract or agreement shall be deemed to have been assigned to Purchaser by Seller in accordance with the terms and conditions of the Assignment and Assumption Agreement attached hereto as Exhibit 5.2.1 at the time such consent is obtained without further action of the parties.

11.  TERMINATION

     11.1.  TERMINATION OF AGREEMENT.  This Agreement may be terminated:

            (i)   by the mutual consent of Seller and Purchaser;

            (ii) by Seller or Purchaser if the Closing has not taken place on or before September 30, 1996; provided, however, that no Party then in breach of any of its obligations hereunder shall have the right to terminate;

            (iii) by Purchaser upon notice to Seller if any of the conditions set forth in Article 8 hereof become impossible to satisfy (other than by reason of the failure of Purchaser to fulfill its obligations under this Agreement); and

            (iv) by Seller upon notice to Purchaser if any of the conditions set forth in Article 9 hereof became impossible to satisfy (other than by reason of the failure of Seller to fulfill its obligations under this Agreement).

     11.2. RETURN OF DOCUMENTS. If this Agreement is terminated for any reason pursuant to this Article 11, each Party shall return to the other Party all documents and copies thereof which shall have been furnished to it by such other Party or, with the agreement of the other Party, shall destroy all such documents and copies thereof and certify in writing to the other Party any such destruction. The obligations of the Parties under Section 10. 1 hereof shall survive termination of this Agreement.

     11.3. REMEDIES. If this Agreement is terminated by Seller or Purchaser as permitted under Section 11.1 and not as a result of a breach of a representation or warranty or the failure of any Party to perform its obligations hereunder, such termination shall be without liability of any Party. If a Party terminates this Agreement as a result of the failure of the other Party to perform its obligations hereunder, the nonbreaching Party shall be entitled to reimbursement from the breaching Party for all expenses incurred by the nonbreaching Party in connection with this Agreement and the transaction contemplated hereby; provided, that the foregoing shall not be exclusive of or foreclose the nonbreaching Party's ability to pursue such other rights and remedies as may be available to the nonbreaching Party at law or equity.

12.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     The term "LOSSES" as used herein shall mean all losses, liabilities, costs, claims, fines, penalties, damages, diminution in value, and expenses, including interest and court costs, costs of investigation and reasonable fees and disbursements of counsel and consultants.

     12.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Parties shall survive for two years after the Closing Date; provided that there shall be no termination of any such representation or warranty as to which a claim has been asserted prior to the termination of such survival period. Except as otherwise expressly provided in this Agreement, all covenants, agreements, undertakings and indemnities set forth in this Agreement shall survive indefinitely. Any Party's right to indemnification or other remedies based upon the representations and warranties, covenants, agreements and undertakings of the other Party will not be affected by any investigation or Knowledge of any conditions by such Party. Any investigation by such Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

     12.2. INDEMNIFICATION BY SELLER. "Seller Liabilities" shall mean all Losses resulting from, arising out of, or incurred by any of Purchaser or its Affiliates, or any of their respective successors or assigns and their respective directors, officers and employees (each a "Purchaser

Indemnified Party") after the Closing Date in connection with (i) any breach of any of the representations or warranties made by Seller in this Agreement, (ii) any default by Seller in respect of performance of any of the covenants or agreements of Seller in this Agreement or (iii) any attempt (whether or not successful) by any Person to cause or require Purchaser to pay any liability of, or claim against, Seller of any kind in respect of the operation of the Business prior to the Closing Date, to the extent not specifically assumed or subject to an indemnity by Purchaser under the terms of this Agreement. Subject to the further provisions of this Article 12, Seller covenants and agrees with Purchaser that Seller shall pay, and shall indemnify all Purchaser Indemnified Parties, and hold them harmless from, against and in respect of, any and all Seller Liabilities.

     12.3.  LIMITATIONS ON SELLER'S OBLIGATION TO INDEMNIFY.

            12.3.1. Seller shall have no obligation to indemnify any Purchaser Indemnified Party based upon any breach by Seller of any representation or warranty as to which Seller has not received notice of a claim for indemnification within two years after the Closing Date. The aggregate indemnification liability of Seller for misrepresentations and breaches of warranty shall not exceed $5,600,000.

            12.3.2. Seller shall have no indemnification obligation to any Purchaser Indemnified Party for breaches of the representations and warranties of Seller unless and until the total amount of all Seller's Liabilities shall exceed $100,000. Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies available at law, in equity or otherwise against Seller based on a willful misrepresentation or willful breach of warranty by Seller hereunder.

     12.4. INDEMNIFICATION BY PURCHASER. "Purchaser Liabilities" shall mean all Losses resulting from, arising out of, or incurred by any of Seller or its Affiliates, or any of their respective successors or assigns and their respective directors, officers and employees (each a "Seller Indemnified Party") after the Closing Date in connection with (i) any breach of any of the representations or warranties made by Purchaser in this Agreement, (ii) any default by Purchaser in respect of any of the covenants or agreements of Purchaser in this Agreement, (iii) any attempt (whether or not successful) by any Person to cause or require Seller to pay or discharge any Assumed Liability or any liability of, or claim against, Purchaser of any kind in respect of the operation of the Business on or after the Closing Date to the extent not specifically subject to an indemnity by Seller under the terms of this Agreement. Subject to the further provisions of this Article 12, Purchaser covenants and agrees with Seller that Purchaser shall pay, and shall indemnify all Seller Indemnified Parties, and hold them harmless from, against and in respect of, any and all Purchaser Liabilities.

     12.5.  LIMITATIONS ON PURCHASER'S OBLIGATION TO INDEMNIFY.

            12.5.1. Purchaser shall have no obligation to indemnify any Seller Indemnified Party based upon any breach by Purchaser of any representation or warranty as to which Purchaser has not received notice of a claim for indemnification within two years after the

Closing Date. The aggregate indemnification liability of Purchaser for misrepresentations and breaches of warranty shall not exceed $5,600,000.

            12.5.2. Purchaser shall have no indemnification obligation to any Seller Indemnified Party for breaches of the representations and warranties of Purchaser unless and until the total amount of all Purchaser's Liabilities shall exceed $100,000. Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies available at law, in equity or otherwise against Purchaser based on a willful misrepresentation or willful breach of warranty by Purchaser hereunder.

     12.6.  PROCEDURES FOR INDEMNIFICATION.

            12.6.1. Each Indemnified Party shall promptly give notice hereunder to the indemnifying Party after becoming aware of any claim as to which recovery may be sought against the indemnifying Party because of the indemnity in this
Article 12, and, if such indemnity shall arise from the claim of a third party, shall permit the indemnifying Party to assume the defense of any such claim and any litigation or other proceeding resulting from such claim; provided, that any Indemnified Party may, in any event, at its own expense, monitor and participate in, but not control, the defense of any such claim or litigation. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an Indemnified Party to give such notice (or by delay by an Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. The notice required hereunder shall specify the basis for the claim for indemnification to the extent ascertainable at the time of the notice. Failure by an indemnifying Party to notify an Indemnified Party of its election to defend any such claim or action by a third party within 30 days after notice thereof shall have been given to the indemnifying Party shall be deemed a waiver by the indemnifying Party of its right to control the defense of such claim or action. Nothing herein shall be deemed to prevent an Indemnified Party from making a contingent claim for indemnification hereunder, provided the Indemnified Party has reasonable grounds to believe that the claim or demand for indemnification will be made and sets forth the estimated amount of such claim to the extent then ascertainable.

            12.6.2. The indemnifying Party shall not, without the written consent of the Indemnified Party, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, unless the claimant provides to the Indemnified Party an unqualified release from all liability in respect of the claim and the settlement does not subject the Indemnified Party to any damages, other than the payment of money damages which the indemnifying Party has agreed to assume and pay pursuant to this Agreement.

            12.6.3. If the indemnifying Party shall not assume the defense of any such claim by a third party, or litigation resulting therefrom, after receipt of notice from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate.

            12.6.4. If an indemnifying Party shall not, within 30 days after its receipt of the notice required by Section 12.6.1 hereof, advise the Indemnified Party that the indemnifying Party denies the right of the Indemnified Party to indemnity in respect of the claim, then the Indemnified Party's right to such claim shall be deemed to be finally determined between the Parties hereto. If the indemnifying Party shall notify the Indemnified Party that it disputes any claim made by the Indemnified Party, then the Parties hereto shall endeavor to settle and compromise such claim, and if unable to agree on any settlement or compromise, such claim for indemnification shall be settled by arbitration as provided in Article 13 of this Agreement, and any liability established by reason of such settlement, compromise or arbitration shall be deemed to be finally determined. Any claim that is finally determined in the manner set forth above shall be paid promptly by the indemnifying Party in cash.

     12.7. PAYMENT OF INDEMNIFICATION OBLIGATIONS. Each Party shall pay within sixty (60) days after the final determination thereof to any Indemnified Party the amount of all damages, losses, deficiencies, liabilities, costs, expenses, claims and other obligations to which the foregoing indemnity relates.

     12.8. INTEREST ON UNPAID OBLIGATIONS. If all or part of any indemnification obligation under this Agreement is not paid when due, the indemnifying Party shall pay the Indemnified Party interest on the unpaid amount of such obligation for each day from the date the amount became due until it is paid in full, payable on demand, at the rate equal to the lower of (i) the maximum rate permitted by law or (ii) two percent (2%) per annum plus the "Prime Rate" as published from time to time in THE WALL STREET JOURNAL.

     12.9. EXCLUSIVE REMEDY. Other than as provided in Sections 12.3.2 and 12.5.2, the indemnification rights of any Indemnified Party under this Article 12 shall be the sole and exclusive rights and remedies of such Indemnified Party at law, in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement under or in connection with this Agreement on the part of any Party.

13.  GENERAL

     13.1. EXPENSES. Except as otherwise provided in this Agreement, and whether or not the transactions herein contemplated shall be consummated, Purchaser and Seller shall pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts, in connection with the subject matter of this Agreement and all other costs and expenses incurred in performing and complying with all conditions to be performed under this Agreement.

     13.2. PUBLICITY. Seller and Purchaser shall coordinate all publicity relating to the transactions contemplated by this Agreement, and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, of the transactions contemplated by this Agreement, without obtaining the prior consent of both Seller and Purchaser, except to the extent that a particular action is required by applicable law in the reasonable opinion of either Seller's or Purchaser's counsel.

     13.3. WAIVERS. The waiver by either Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     13.4. BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of the Parties hereto, and shall be binding upon the Parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     13.5. BULK TRANSFERS LAWS. Purchaser hereby waives compliance by Seller with the provisions of any and all laws relating to bulk transfers in connection with the sale of the EBU Assets. Seller covenants and agrees to indemnify and save harmless Purchaser from and against any and all losses, liability, cost and expense (including reasonable attorneys fees) arising out of noncompliance with such bulk transfers laws.

     13.6. NOTICES. All notices, requests, demands, elections and other communications which either Party to this Agreement may desire or be required to give hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by a reputable courier service which requires a signature upon delivery, by mailing the same by registered or certified first class mail, postage prepaid, return receipt requested, or by telecopying with receipt confirmation (followed by a first class mailing of the same) to the Party to whom the same is so given or made. Such notice, request, demand, waiver, election or other communication will be deemed to have been given as of the date so delivered or electronically transmitted or seven days after mailing thereof.

                13.6.1.    If to Seller, to:

                           THE MACNEAL-SCHWENDLER CORPORATION
                           815 COLORADO BOULEVARD
                           LOS ANGELES, CALIFORNIA 90041
                           ATTENTION:  LOUIS GRECO
                           TELECOPY:  (213) 259-4969

                           With a copy to:

                           D. Stephen Antion, Esq.
                           O'Melveny & Myers LLP,
                           400 South Hope Street
                           Los Angeles, California 90071-2899
                           Telecopy: (213) 669-6407

                13.6.2.    If to Purchaser, to:

                           Nicholas Csendes
                           Ansoft Corporation
                           Four Station Square, Suite 660
                           Pittsburgh, PA 15219
                           Telecopy: (412) 471-9427

                           With a copy to:

                           Ronald W. Schuler, Esq.
                           Buchanan Ingersoll
                           Professional Corporation
                           One Oxford Centre
                           301 Grant Street, 20th Floor
                           Pittsburgh, PA  15219-1410
                           Telecopy:  (412) 562-1041

                           or to such other address as such Party
                           shall have specified by notice to the
                           other Party hereto.

     13.7. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements and the documents delivered pursuant hereto and thereto constitute the entire agreement and understanding between the Parties hereto as to the matters set forth herein and supersede and revoke all prior agreements and understandings, oral and written, between the Parties hereto or otherwise with respect to the subject matter hereof. No change, amendment, termination or attempted waiver of any of the provisions hereof shall be binding upon any Party unless set forth in an instrument in writing signed by the Party to be bound or their respective successors in interest.

     13.8. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     13.9. HEADINGS. The article, section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

     13.10. GOVERNING LAW AND CHOICE OF FORUM. The validity and interpretation of this Agreement shall be construed in accordance with, and governed by the internal laws of the Commonwealth of Pennsylvania without regard to such state's conflict of laws provisions.

     13.11. DISPUTE RESOLUTION.

            13.11.1. Any controversy, dispute or claim arising out of or relating to this Agreement, or any modification, amendment or extension to this Agreement or to any Ancillary

Agreement or collateral document, or any modification, amendment or extension thereto, or the breach thereof, including any claim to rescind or set aside any of the same (individually a "Claim" and collectively "Claims"), shall be settled by arbitration conducted in New York, New York in accordance with the provisions of this Section 13.11 and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect on the date the claim is brought. To the extent that any of the Commercial Arbitration Rules of the AAA conflict with the provisions of this Agreement, the provisions of this Agreement shall take precedence. The parties retain the right to seek and obtain interim relief pending receipt of an award in accordance with the terms of this Section for the purpose of maintaining and preserving the status quo as provided in subparagraph (b) below. The award rendered by the Arbitration Panel (as hereafter defined) shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof. Notwithstanding the foregoing, a party hereto may join the other party hereto as Indemnitor to any Third Party Claim pending in a court of record, to enforce its indemnity rights for such claim, without resorting to arbitration.

            13.11.2. The parties hereto agree that notwithstanding and, in addition to, the rights and remedies available hereunder, each of the Purchaser, on the one hand, and Seller, on the other hand, reserves the right to seek and obtain temporary restraining orders or other emergency temporary or preliminary equitable injunctive relief from the courts of the State of New York situate in New York County or the federal courts situated in the Southern District of New York, to preserve the status quo by enjoining or restraining a party hereto pending final and binding arbitration hereunder or to compel arbitration as provided herein, and the parties hereto acknowledge and agree to the right to seek such relief. The parties hereto expressly agree and acknowledge that seeking relief from the courts as provided in this Section shall not be deemed a waiver of any party's right to arbitrate nor shall the existence or exercise of such right be deemed to be an adequate remedy at law in connection therewith.

            13.11.3. Claims shall be heard and decided, and awards rendered on such Claims by a panel of three (3) arbitrators (the "Arbitration Panel") one of whom shall be selected by Purchaser, the second of whom shall be selected by Seller and the third of whom shall be selected by the other two arbitrators and shall chair the tribunal. If one party fails or refuses to select an arbitrator within 30 days after notice of the selection of the first arbitrator, or the two arbitrators selected fail to select the third arbitrator within 30 days after their selection, the necessary arbitrator or arbitrators shall be selected by the AAA from its National Panel of Commercial Arbitrators who are on the approved list of arbitartors in New York, New York. The decision of a majority of the arbitrators comprising the Arbitration Panel shall govern on any matter and be the decision of the Arbitration Panel. In case of any question arising as to the interpretation of these arbitration provisions or the AAA Commercial Rules of Arbitration applicable to any arbitration effected hereunder, the decision of a majority of the members of the Arbitration Panel shall be accepted by the parties as final and conclusive, except that no decision or input of or notice to the Arbitration Panel shall be required in order for either of the parties to request and obtain the interim relief set forth in Section 13.11.2 hereof. In the event of the death or disability of any arbitrator pending final resolution of the Claim, a replacement arbitrator shall be chosen in the same manner as such arbitrator was originally chosen, within fifteen (15) days following notice of such death or disability.

            13.11.4. If any party hereto has a Claim and desires to arbitrate such Claim, such party (the "Claimant") shall give written notice (the "Arbitration Notice") of the Claim and of its intention to arbitrate to the other party (the "Respondent") and simultaneously with the giving of the Arbitration Notice to the Respondent, the Claimant shall file, at the regional office of the AAA located in New York, New York (or, should such regional office no longer exist, at the regional office of the AAA located closest to New York, New York), (i) three (3) copies of the Arbitration Notice or demand for arbitration, (ii) three (3) copies of this Section 13.11 of this Agreement, and
(iii) the appropriate administrative fee as provided in the Administrative Fee Schedule of the AAA. The Arbitration Notice shall contain a brief statement setting forth the nature of the dispute, the amounts involved, if any, and the remedy sought and shall designate one arbitrator chosen by the Claimant who shall be on the AAA approved list of arbitrators in Milwaukee, Wisconsin. The arbitration shall thereafter proceed in accordance with the policies and procedures of the AAA.

            13.11.5. Except otherwise provided herein, the fees and expenses of the AAA and the Arbitration Panel shall be borne equally by the parties in accordance with the applicable provisions of the Commercial Arbitration Rules of the AAA. Each party shall bear its own attorneys fees and expenses and the fees and expenses of other experts or professionals utilized by such party in connection with the arbitration provided for herein.

            13.11.6. Each of the parties hereto hereby irrevocably consents and submits to the exclusive personal jurisdiction of United States District Court for the Southern District of New York and the courts of the State of New York situate in New York County over any suit, action or proceeding to compel arbitration in accordance with the provisions of this Section 13.11, and irrevocably agrees that all claims with respect thereto may be heard and determined in either such court. Service of process in any such suit, action or proceeding may be made in the manner hereinabove set forth for the giving of notices and the same shall constitute valid personal service for all purposes, each party hereby waiving personal service by other means.

     13.12. COOPERATION. The Parties hereto shall cooperate fully at their own expense, except as otherwise provided in this Agreement, with each other and their respective counsel and accountants in connection with all steps to be taken as part of their obligations under this Agreement.

     13.13. SEVERABILITY. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

     13.14. SUCCESSORS AND ASSIGNS. The covenants, agreements and conditions contained herein or granted hereby shall be binding upon and shall inure to the benefit of Purchaser and Seller, and each of their respective successors and permitted assigns. Neither Seller nor Purchaser shall assign, or otherwise transfer any interest in this Agreement to any other Person except for a Person which is an Affiliate of Purchaser or a purchaser of the EBU Assets from Purchaser.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed in their respective names by an officer thereof duly authorized as of the date first above written.

                                      ANSOFT CORPORATION

                                      By:   /s/ NICHOLAS CSENDES
                                          ---------------------------------
                                                  Nicholas Csendes
                                                     President


                                      THE MACNEAL-SCHWENDLER CORPORATION

                                      By:   /s/ THOMAS C. CURRY
                                          ---------------------------------
                                      Name:  Thomas C. Curry
                                      Title: President and Chief Executive
                                             Officer